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                                                              Exhibit 10(ii)(av)


                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Agreement amends that certain Employment Agreement dated August 1, 1999 ("Employment Agreement"), between J.C. Penney Company, Inc. a Delaware corporation ("Employer") and Vanessa Castagna ("Employee"), and shall be effective as of May 19, 2000 ("Effective Date").

1. The second sentence of Section 5.1 of the Employment Agreement is amended to provide as follows:

     The Restricted Stock will be held in escrow and will be subject to forfeiture upon the termination of Employee's employment for any reason (subject to Section 7); provided however, that on the third, fifth, and sixth anniversaries of the Start Date, 14,333, 14,333, and 14,334 (respectively) shares of Restricted Stock will no longer be subject to forfeiture and will be released from escrow.

2.   The following sentence is added to Section 5.1 of the Employment Agreement:

     In addition, on the Effective Date, the Employer will grant to the Employee 100,000 shares of the Employer's common stock (the "2000 Restricted Stock"), to be held in escrow and subject to forfeiture upon termination of Employee's employment for any reason (subject to Section 7); provided however, that on each annual anniversary of the Effective Date, through and including May 19, 2004, 25,000 shares of 2000 Restricted Stock will no longer be subject to forfeiture and will be released from escrow.

3.   Section 7.5(i) is amended to add the following sentence at the end thereof:

          Notwithstanding the provisions of (4) above, during the Succession Severance Period (as defined herein), if the Employee's involuntary termination other than for Cause occurs during the six-month period following the date that a new Chief Executive Officer of the Company is in place, then the payment provided for in (4) above shall be increased from two times Grand Total Earnings to three times Grand Total Earnings. As used herein, the Succession Severance Period shall mean a period of one year beginning May 19, 2000; such Period may be extended for an additional one year if a new Chief Executive Officer is not in place and if the Board delivers written notice to Employee not less than thirty (30) days prior to May 19, 2001.

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                                  SCHEDULE A


                           CASTAGNA RESTRICTED STOCK
                      VESTING DATES AND NUMBERS OF SHARES
                      -----------------------------------


Date of Employment: August 1, 1999

                   May 19, 2001            25,000 shares
                   May 19, 2002            25,000 shares
                   August 1, 2002          14,333 shares
                   May 19, 2003            25,000 shares
                   May 19, 2004            25,000 shares
                   August 1, 2004          14,333 shares
                   August 1, 2005          14,334 shares


YEAR:              2001        2002         2003        2004        2005

SHARES VESTING     25,000      39,333       25,000      39,333      14,334


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                        J.C. PENNEY CO., INC.


                                        By:   /s/ James E. Oesterreicher
                                             ---------------------------------
                                              James E. Oesterreicher
                                              Its Chairman and Chief Executive
                                              Officer



                                        /s/ Vanessa Castagna
                                        --------------------------------------
                                        Vanessa Castagna